Exhibit 23.1 – Consent of Independent Auditors

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91043, 333-60920, and 333-88070) pertaining to the 1999, 2000, 2001, and 2002 Incentive Stock Option Plans As Amended, of our report dated February 20, 2004, with respect to the consolidated financial statements of Stockgroup Information Systems Inc. in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Vancouver, Canada

March 11, 2004

Chartered Accountants